                                                                 EXHIBIT 4.14



NEITHER THE SECURITIES EVIDENCED HEREBY NOR THE SECURITIES INTO WHICH THE SECURITIES ARE EXERCISABLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF, AND NO TRANSFER OF THE SECURITIES MAY BE MADE BY THE COMPANY OR ITS TRANSFER AGENT, IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.


WARRANT NO.  ___________________                                1,500,000 SHARES


            Void after 5:00 p.m. California Time, on March 27, 2001.


                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

                                       OF

                            DOVE ENTERTAINMENT, INC.


         This Is To Certify That, FOR VALUE RECEIVED, Media Equities International, LLC (the "HOLDER"), is entitled to purchase, subject to the provisions of this Warrant, from Dove Entertainment, Inc., a California corporation, (the "COMPANY"), 1,500,000 fully paid, validly issued and non-assessable shares of common stock of the Company, par value $.01 per share (the "COMMON STOCK"), at an exercise price per share as set forth in Section 1 herein, the expiration dates set forth in Section 1. The shares of Common Stock deliverable upon such exercise are hereinafter referred to as the "WARRANT SHARES."

1.       EXERCISE PRICE AND EXERCISE OF WARRANT.

         (a) This Warrant may be exercised in whole or in part, at any time or from time to time on or after the date hereof as follows:

               (i) 500,000 Warrant Shares shall be exercisable until March 27, 2000 ("TRANCHE 1"), at an exercise price of $2.00 per Warrant Share ("EXERCISE PRICE 1");

               (ii) 500,000 Warrant Shares shall be exercisable until March 27, 2000 ("TRANCHE 2") at an exercise price of $2.50 per Warrant Share ("EXERCISE PRICE 2"); and
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               (iii)    500,000 Warrant Shares shall be exercisable until March
         27, 2001 ("TRANCHE 3" and, each of Tranche 1, Tranche 2 and Tranche 3, a "TRANCHE") at an exercise price of $3.00 per Warrant Share
         ("EXERCISE PRICE 3" and, each of Exercise Price 1, Exercise Price 2 and Exercise Price 3, an "EXERCISE PRICE");

provided, however, that if any such day is a day on which banking institutions in the State of California are authorized by law to close, then this Warrant may be exercised on the next succeeding day when the banking institutions shall not be closed.

         (b) Anything herein to the contrary notwithstanding, if the Company shall at any time fail for a period of more than thirty days to comply with the provisions of Sections 6.3(a) and (b) of that certain Stock Purchase Agreement dated the date hereof between the Company and among others, the Holder, or the provisions of the Certificate of Designation relating to the Series B Preferred Shares of the Company relating to the election by holders of shares of Series B Preferred Stock of directors of the Company) for each full month of such noncompliance, the Exercise Price of each Tranche shall be reduced by five percent (5%) of the then Exercise Price thereof.

         (c) This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office or to the Company's warrant agent, if any has been so appointed, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price of the applicable Tranche, in cash, by certified or bank cashier's check or by wire transfer, for the number of Warrant Shares specified in such form. The Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of any such exercise, provided that such exercise is in accordance with the provisions set forth herein.

         (d) As soon as practicable after each such exercise of the Warrant, the Company shall issue or cause to be issued and delivered to the Holder a certificate or certificates for the Warrant Shares, registered in the name of the Holder. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant or cancellation, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the balance of the Warrant Shares purchasable thereunder.

         (e) Upon exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be physically delivered to the Holder.

2. RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery of the Warrant Shares upon exercise of this Warrant.

3. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant or any portion hereof, notwithstanding any





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adjustment pursuant to Section 6 below. In lieu of fractional shares, the
Company shall issue to the Holder the next higher number of full shares.

4. LOSS OF WARRANT. Upon receipt by the Company or its warrant agent, if any, of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

5. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein. The acceptance of this Warrant by the Holder shall be deemed consent by the Holder for the Company to enter into any warrant agreement with a warrant agent, provided such warrant agreement does not adversely affect any of the rights of the Holder set forth in this Warrant.

6. ANTI-DILUTION PROVISIONS. The Exercise Price for each Tranche and the number of Warrant Shares issuable upon exercise of such Tranche shall be adjusted from time to time as hereinafter provided:

         (a) Dividend, Subdivision, Combination or Reclassification of Common Stock. If the Company shall, at any time and from time to time, hereafter (i) declare a dividend or make a distribution on its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (ii) subdivide its outstanding shares of Common Stock into a larger number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, then the number of Warrant Shares issuable upon exercise of each Tranche and the Exercise Price in effect for each Tranche on the record date for such dividend or the effective date of such other actions shall be adjusted so that the Holder, upon exercise, shall be entitled to receive the number of shares of capital stock of the Company which the Holder would have owned immediately following such date had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this subsection shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If a dividend is declared and such dividend is not paid, the Exercise Price shall again be adjusted to be the Purchase Price in effect, immediately prior to such record date.

         (b)   Issuance of Common Stock and Rights, Options and Warrants.

               (i) If the Company shall, at any time and from time to time, hereafter fix a record date for the issuance of rights, options or warrants to holders of Common Stock as a class entitling them to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share of Common Stock (or having an exercise or conversion





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price, as the case may be) lower than the Current Market Price per share of
Common Stock on such record date, then such Exercise Price shall be reduced to the price determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such record date plus (y) the number of additional shares of Common Stock which the aggregate offering price of such additional shares (or the aggregate initial conversion or exercise price of the convertible securities to be offered plus any other consideration to be paid upon such exercise or conversion) would purchase at the the Current Market Price per share of Common Stock on the applicable record date, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered (or into which the rights, options, warrants or convertible securities issued are initially exercisable or convertible as of the date of such issuance or sale). Any such adjustment shall become effective immediately after the record date for such rights, options or warrants. If such rights, options or warrants are not issued, the Exercise Price shall be adjusted to the Exercise Price in effect immediately prior to such record date.

               (ii) If the Company shall, at any time and from time to time, hereafter sell or issue shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding shares issued (w) in any of the transactions described in paragraphs (a), (b)(i) and (c) of this Section 6, (x) upon exercise of this Warrant, (y) upon the exercise or conversion of any options, warrants and other securities convertible into or exchangeable for shares of Common Stock which options, warrants and other securities are outstanding as of the date hereof or are issued in connection with this transaction, and (z) upon the exercise of options granted after the date hereof pursuant to the Company's employee stock option plan) at a price per share of Common Stock (or exercise price or conversion price per share of Common Stock, as the case may be) lower than the Current Market Price per share of Common Stock, then such Exercise Price shall be reduced to a price determined by multiplying the Exercise Price of the applicable Tranche in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such sale or issuance plus (y) the number of shares of Common Stock which the aggregate consideration received for such sale or issuance (or the aggregate initial conversion or exercise price of the convertible securities issued plus any other consideration to be paid upon such exercise or conversion) would purchase at the Current Market Price per share of Common Stock on the applicable record date, and the denominator or which shall be the number of shares of Common Stock outstanding immediately after such issuance or sale (or into which the rights, options, warrants or convertible securities issued are initially exercisable or convertible as of the date of such issuance or sale). If the Company shall sell or issue shares of Common Stock for in consideration for property other than cash or its equivalent, then the price per share of Common Stock and the fair value of such property shall be determined in good faith by the Board of Directors of the Company. Any such adjustment shall be determined and effective on the date of such sale or issuance and not upon exercise or conversion, as the case may be, of such rights,





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         options, warrants, or convertible or exchangeable securities.  If any of such rights, options, warrants or convertible or exchangeable securities expire without having been exercised, converted or exchanged, the Exercise Price shall be adjusted as if the rights, options, warrants or convertible or exchangeable securities not so exercised, converted or exchanged had not been sold or issued.

         (c) Issuance of Debt and Distribution of Assets. If the Company shall, at any time or from time to time, fix a record date for the issuance of debt or distribution of assets or property to all holders of Common Stock (other than regularly scheduled cash or stock dividends or cash distributions), including in connection with a consolidation or merger in which the Company (i) is the surviving corporation, then the Exercise Price for the applicable Tranche shall be reduced to the price determined by multiplying such Exercise Price in effect immediately prior to such record date by a fraction (which shall in no event be less than zero), the numerator of which shall be the difference between (x) the Current Market Price per share of Common Stock on such record date, less (y) the fair market value (as determined in good faith by the Board of Directors of the Company) of the portion of the assets, debt, other property, subscription rights or warrants to be distributed applicable to one share of Common Stock, and the denominator of which shall be the Current Market Price per share of Common Stock; or (ii) not the surviving corporation, then, as a condition thereof, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provisions whereby the Holder of this Warrant shall have the right thereafter to receive upon exercise the kind and amount of shares of stock and other securities and property receivable upon such issuance of debt or distribution of assets by a holder of the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such issuance of debt or distribution of assets. Such provisions shall include adjustments as nearly equivalent as possible to the adjustments set forth in this Section 6. Any such adjustment shall become effective immediately after the record date for such distribution. In the event such distribution is not made, the Exercise Price for the applicable Tranche shall be adjusted to such Exercise Price in effect immediately prior to such record date.

         (d) Determination of Current Market Price. For the purpose of any computation under this Paragraphs (a), (b) and (c) of this Section 6 or other applicable Sections of this warrant, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing price per share of Common Stock for the [5] consecutive trading days immediately prior to such date (i) on any national securities exchange, or if the Common Stock is not listed or admitted for trading on any such exchange,
(ii) as quoted on Nasdaq. If on any such date, the Common Stock is not listed or admitted for trading on any national securities exchange or quoted on Nasdaq, the Current Market Price for such shares shall be the fair market value of such shares on such date as determined in good faith by the Board of Directors of the Company.

         (e) De Minimis Adjustment. No adjustment in the Exercise Price of the applicable Tranche shall be required to be made unless such adjustment would require an increase or decrease of at least $.01; provided, however, that any adjustments which by reason of this subsection are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6 shall be made to the nearest cent or





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to the nearest one-one hundredth of a share, as the case may be, but in no event shall the Company be obligated to issue fractional shares upon the exercise of any Warrant.

         (f) Adjustment of Number of Warrant Shares Issuable Upon Exercise. Upon each adjustment of the Exercise Price as a result of the calculations made in Subsections 6(b) or 6 (c), this Warrant shall thereafter with respect to each Tranche evidence the right to receive, at the adjusted Exercise Price, that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by dividing (x) the product of the aggregate number of shares of Common Stock covered by this Warrant immediately prior to such adjustment and the Exercise Price in effect immediately prior to such adjustment of the Exercise Price by (y) the Exercise Price in effect immediately after such adjustment of the Exercise Price.

         (g) Certificate as to Adjustments. Whenever the Purchase Price and the number of Warrant Shares, or the securities or other property deliverable upon the exercise of this Warrant, shall be adjusted pursuant to the provisions hereof, the Company shall promptly give written notice thereof to the Holder, in accordance with Section 8, in the form of a certificate signed by the Chairman of the Board, President or one of the Vice Presidents of the Company, and by the Chief Financial Officer, Treasurer or one of the Assistant Treasurers of the Company, stating the adjusted Purchase Price, the number of Warrant Shares, or the securities or other property deliverable upon exercise of the Warrant, calculated to the nearest cent or the nearest one-hundredth of a share and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment is required or reversed.

7.       TRANSFERABILITY; INVESTMENT REPRESENTATIONS.

         (a) Transfer or Assignment. This Warrant may be transferred or assigned by the Holder at anytime to any person. However, no such transfer or assignment may take place in violation of any securities laws or regulations. Other than pursuant to registration under federal and applicable state securities laws or an exemption from such registration, the availability of which the Company shall determine in its reasonable discretion, neither this Warrant nor any Warrant Shares may be sold, pledged, assigned or otherwise transferred or disposed of (whether voluntarily or involuntarily). The Company may condition such sale, pledge, assignment or other disposition on the receipt from the party to whom this Warrant is to be transferred or to whom Warrant Shares are to be issued or transferred of any representations and agreements requested by the Company in order to permit such issuance or transfer to be made pursuant to exemptions from registration under federal and applicable state securities laws. Each certificate representing this Warrant (or any part thereof) and any Warrant Shares shall bear appropriate legends setting forth these restrictions on transferability.

         (b) Investment Representations. The Holder, by acceptance hereof, represents and warrants that (i) it is acquiring this Warrant for its own account for investment purposes only and not with a view to its resale or distribution and (ii) it has no present intention to resell or





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otherwise dispose of all or part of this Warrant, other than to officers, directors, employees and affiliates of the Holder.

         (c) Warrant Register. The Company shall maintain a warrant register in its principal office for the purpose of registering the Warrant and any transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Warrant. Upon the issuance of this Warrant, the Company shall record the name of the initial purchaser in the Warrant Register as the first Holder. Upon surrender for registration of transfer or exchange of this Warrant together with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Warrants of like tenor which shall be exercisable for a like aggregate number of shares of Common Stock, registered in the name of the Holder or a transferee or transferees.

8. REGISTRATION RIGHTS. The Company and the Holder have entered into a Registration Rights Agreement as of even date herewith with respect to the sale of the Shares and the Warrant Shares. The Company shall comply with the terms thereof in connection with the preparation and filing of a registration statement under the Securities Act of 1933, as amended, to register the sale of the Shares and Warrant Shares.

9. NOTICES. All notices and other communications which are required or may be given under this Warrant shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by fax, one (1) day after being sent by overnight courier service or three (3) days after being mailed, first-class postage prepaid, in the case of the Company to Dove Entertainment, Inc., 8955 Beverly Blvd., Los Angeles, CA 90048, Attn: Chief Financial Officer, and in the case of the Holder to Media Equities International LLC, 1 Stamford Plaza, 12th Floor, Stamford, CT 16901, Attn:
President, or to such other address as such party shall have specified by notice to the other party hereto. If notice is given by registered or certified first class mail, postage prepaid, return receipt requested, the return receipt shall be conclusive evidence of the notice having been received.

10. MISCELLANEOUS. This Warrant contains the entire agreement and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Warrant may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement is sought; provided however, that this Warrant may be amended or modified without the consent of the Holder if such amendment or





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modification does not adversely affect the rights of the Holder hereunder.
This Warrant will not be assigned by either party hereto and shall be interpreted under the laws of the State of New York without application to the principles of conflicts of laws.

                                   DOVE ENTERTAINMENT, INC.



                                   By:       /s/ Michael Viner
                                        ----------------------------------------
                                           Name:    Michael Viner
                                           Title:   President
Dated:   March 27, 1997

Attest:



   /s/ Steven Soloway
----------------------------------------
Name:    Steven Soloway
Title:   Executive Vice-President
              and General Counsel






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-------------------------------------------------------------------------------

                                                                      Exhibit A

                      FORM OF ELECTION TO PURCHASE SHARES
                      -----------------------------------

               The undersigned hereby irrevocably elects to exercise Tranche 1, Tranche 2 or Tranche 3 (CIRCLE ONE) of the Warrant to purchase _ _____________ shares of Common Stock, par value $.01 per share (the "Common Stock"), of DOVE ENTERTAINMENT, INC. (the "Company") at the applicable exercise price per share of $_____________________and hereby [makes payment of $__________ therefor by bank or cashier's check] or [makes payment therefor by wire transfer to the Company of $__________. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:


ISSUE TO:
         -----------------------------------------------------------------------
                                     (NAME)


--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)


--------------------------------------------------------------------------------
                  (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)



DELIVER TO:
           ---------------------------------------------------------------------
                                     (NAME)


--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)



               If the number of shares of Common Stock purchased hereby is less than the number of shares of Common Stock covered by the Tranche of the Warrant be exercised, the undersigned requests that a new Warrant covering the number of shares of Common Stock not purchased be issued and delivered as follows:

ISSUE TO:
         -----------------------------------------------------------------------
                                (NAME OF HOLDER)


--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:
           ---------------------------------------------------------------------
                                (NAME OF HOLDER)


--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

Dated:
      ------------------------------------
                                           [NAME OF HOLDER]

                                              By:
                                                 -------------------------------
                                                   Name:
                                                   Title:

-------------------------------------
1        Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.





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                                                                       Exhibit B



                               FORM OF ASSIGNMENT


               FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase Common Stock, par value$.01 per share ("Common Stock"), of DOVE ENTERTAINMENT, INC. (the "Company") represented by this Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee                    Address            Tranche and No. of Shares
----------------                    -------            -------------------------





and does hereby irrevocably constitute and appoint ____________________________ Attorney to make such transfer on the books of the Company maintained for that purpose, with full power of substitution in the premises.

Dated:         ____________________________                 [NAME OF HOLDER]

                                             By:________________________________
                                                  Name:
                                                  Title:



_____________________________
1              Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.





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